UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 17, 2023, the following information was sent via email to certain beneficial owners of FuelCell Energy, Inc.’s common stock who, as of May 17, 2023, have not voted their shares according to the records of FuelCell Energy, Inc.

Dear First Last Name:

FuelCell Energy, Inc.’s Annual Meeting of Stockholders is fast approaching. According to our latest records, we have not yet received your vote.

Your Board of Directors unanimously recommends that stockholders vote FOR proposals 1, 2, 3, 4, 5, 6 and “1 year” frequency on proposal 7. Details on the meeting and proposals can be found here: https://investor.fce.com/Financial-Information/2023-Annual-Meeting-of-Stockholders--Proxy-Information/default.aspx

Voting is easy!

Simply use one of the following methods to promptly provide your voting instructions:

1.	Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-888-490-5067 between the hours of 9:00am -10:00pm EST, Monday through Friday.

2.	Vote Online – You can click the link below and follow the online instructions.

CLICK HERE TO VOTE:

Please Vote Today!

We urge you to vote before May 22, 2023.

The voting link for each beneficial owner was a unique URL linked to their account that led to a voting website hosted by Alliance Advisors:

FuelCell Energy

Your Board Of Directors Unanimously Recommends That Stockholders Vote FOR All Of The Proposals On The Agenda.

- 1.a Election of Directors: James H. England.
- 1.b Election of Directors: Jason Few.
- 1.c Election of Directors: Matthew F. Hilzinger.
- 1.d Election of Directors: Natica von Althann.
- 1.e Election of Directors: Cynthia Hansen.
- 1.f Election of Directors: Donna Sims Wilson.
- 1.g Election of Directors: Betsy Bingham.
- 2. To ratify the selection of KPMG LLP as FuelCell Energy, Inc.'s independent registered public accounting firm for the fiscal year ending October 31, 2023.
- 3. To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan.
- 4. To approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan.
- 5. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 500,000,000 shares to 1,000,000,000 shares.
- 6. To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.'s named executive officers as set forth in the "Executive Compensation" section of the Proxy Statement.
- 7. To vote, on a non-binding advisory basis, on the frequency with which future advisory votes on the compensation of FuelCell Energy, Inc.'s named executive officers will be conducted.

Would You Like To Vote?

YES NO

If YES is selected:

If Yes is selected:

If a stockholder does not want to vote along with the recommendation of the Board of Directors, they are given the option to vote on each proposal separately using radio buttons:

4. To approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan	For Against Abstain	◉ ○ ○
5. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 500,000,000 shares to 1,000,000,000 shares	For Against Abstain	◉ ○ ○
6. To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.'s named executive officers as set forth in the "Executive Compensation" section of the Proxy Statement	For Against Abstain	◉ ○ ○
7. To vote, on a non-binding advisory basis, on the frequency with which future advisory votes on the compensation of FuelCell Energy, Inc.'s named executive officers will be conducted	Abstain 1 Year 2 Years 3 Years	○ ◉ ○ ○

Enter your Email Address to receive voting confirmation: Your Email for an email receipt

Click SUBMIT VOTE after making your selection.

SUBMIT VOTE

If a stockholder is not interested in voting: